VirTra

The World's Most Effective and Advanced Training Simulator Systems


POLICE

INVESTOR PRESENTATION

NADAQ: VTSI
September 2023

Forward Looking Statements

This presentation contains or incorporates by reference certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this report, including those set forth below.

When considering forward-looking statements, you should keep in mind the information set forth under "Risk Factors" included in VirTra, Inc.'s annual report on Form 10-K for the year ended December 31, 2022, other cautionary statements in the annual report, and information contained in subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this presentation. Our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. We cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this presentation, whether as a result of new information, future events or otherwise.

VirTra

About VirTra

- VirTra provides the **world's finest training simulators** for the law enforcement and broader defense industries
- We **safely & cost-effectively** replicate the stress & uncertainty of real-world confrontations
- **Our mission** is to teach first responders how to de-escalate a potentially violent situation
- And how to respond with appropriate force when necessary to increase both **police *and* civilian safety**

By the Numbers

$33.9 Million
in Revenue (TTM ending June 30, 2023)

Deployed in **Hundreds** of Agencies in **40** Countries

$16.4 Million
Backlog as of June 30, 2023

95%+
Customer Retention

Police Training Is Needed & Supported

68%

of Americans support additional training for police (1)



*"A solid **majority** of Americans **approve** of de-escalation training even though most believe police officers use appropriate force and have integrity."* (1)

(1) Ekins, Emily. "Policing in America: Understanding Public Attitudes Toward the Police. Results from a National Survey." *Cato Institute*, 7 Dec. 2016, www.cato.org/survey-reports/policing-america.

Current Methods Are Insufficient or Too Expensive

Classroom/Academics/Online
- Knowledge does not equal performance

Simunition® Training with Actors
- Expensive, time consuming
- Very limited de-escalation training
- No debrief or review ability

Shooting Range/Live Fire
- No decision-making involved
- No stress
- Expensive ($0.90 - $1.60/round vs. $0.02 w/ VirTra)

WHAT'S NEEDED?

- Effective Training via Reviewable & Repeatable Scenarios
- Safely Induced Stress
- Quick Decision Making – Life/Death

Current headlines underscore the need for effective police training

V-300® Degree Simulator


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POLICE



V-100®

- Single-screen simulation training

V-180®

- 180-degree immersive training environment


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V-ST PRO®

- Shooting and skills training simulator
- Up to 5 screens
- 1 to 30 lanes of marksmanship

VirTra

Industry-Leading Accessories

User Input ⇆	System Feedback
Firearms & TASER	**Threat-Fire®**
Realistic firearms parts swapped for simulation	**Patented** technology delivers adjustable electric impulse
Trainees use the weapons they carry every day	Simulating hostile return fire changes **Effectiveness**
Wide-selection of supported makes and models	**Skin-in-the-Game** increases stress & physiological response



1
VirTra





VirTra

V-VICTA Curriculum

VirTra – Virtual Interactive Coursework Training Academy™

- Nationally recognized, certified curriculum and interactive virtual coursework
- Meets standards set by **IADLEST** National Certification Program™ for POST certification in **35** states

Human Factors in Force Encounters

Contact & Cover Concepts

Injured Officer Handgun Manipulation

Tourniquet Application Under Threat

TASER Targeting

High-Risk Vehicle Stop

Autism Awareness & Mental Crisis

K-9 Encounters

VirTra

Law Enforcement Market

Domestic

- **$650 million TAM** (6,500 larger U.S. agencies[1])
- Currently serving hundreds of domestic agencies
- STEP – potential to expand to all 18,000 U.S. agencies

International

- Currently in 40 countries internationally

Notable Existing Deployments

Domestic	International
AZ Dept. of Public Safety	Australia
Denver Police Dept.	Brazil
New Jersey Transit Police	Colombia
L.A. County Sheriff's Dept.	Mexico
San Francisco Police Dept.	Ukraine
Anaheim Police Dept.	Pakistan

(1) Represents 1/3 of entire market (18,000 police departments)


POLICE

VirTra

International System Deployment

VirTra simulators have been deployed in **40** countries worldwide out of **174** potential.



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Why Customers Choose VirTra

VirTra		Competition
Realistic **300⁰** and **180⁰** simulators with >100 deployments for each category	→	None or very few **300⁰** and **180⁰** simulator deployments
Far Superior Training Content Library	→	Simplistic and low-budget scenarios, often lacking in realism and training value
Add real stress through the **patented Threat-Fire®** product	→	Lacking patented device
Top Reputation for quality products and customer service	→	Try to copy VirTra's products with inconsistent quality and customer service
Higher quality training can **decrease** legal liabilities	→	Inferior products make for poor legal defense and protection

VirTra

Financial Overview

Proven track record of consistent growth

Total Revenue



$18.7
$19.1
$24.4
$28.3
$33.9
2019
2020
2021
2022
TTM

($ in millions)

Gross Profit



$9.7
$11.9
$11.4
$16.3
$20.7
2019
2020
2021
2022
TTM

($ in millions)

Net Income



($0.1)
$1.5
$2.5
$2.0 (1)
$4.6
2019
2020
2021
2022
TTM

($ in millions)

(1) Includes $1.3 million in PPP loan forgiveness

VirTra

Solid Balance Sheet to Fuel Growth

Clean Capital Structure

$13.3 million in cash

10.9 million shares outstanding

$ in Millions	**June 30, 2023**	Dec. 31, 2022
Cash & Equivalents	**$13.3**	$13.5
Total Assets	**$66.5**	$53.8
Total Debt*	**$8.2***	$8.3*
Total Equity	**$37.9**	$33.7

**Total debt at December 31, 2022 and June 30, 2023 related to mortgage on Chandler, Arizona property.*

Growth Tactics

Building upon a strong foundational core to scale and grow our business

Leverage Strategic Partnerships	• Force Science Institute • Haley Strategic Partners • National Sheriff's Association
Grow Beyond Existing Products/Markets	• Introduce new product categories and increase recurring revenue streams • Leverage existing and new technology for new market expansion opportunities
Grow Within Existing Products/Markets	• Generate new sales with medium – large police depts. • Increase new content, warranty coverage and upgrades amongst existing customers

VirTra

STEP – Subscription Training Equipment and Partnership Program

- Launched March 2019
- **12-month subscription**
- Increases **recurring revenue**
  - More consistent & predictable
- Increases **TAM**
  - Reduces upfront costs
  - **Lowers barrier to entry** for agencies



Additional Growth Opportunities: Military

- **Increased budgets and tech advancements** expand the military simulation market opportunity
- **Growing demand for AR/VR Tech, mission-oriented scenarios, and Recoil Kits** aligns with VirTra's culture of innovation and core immersive tech
- **Direct transfer of technology** from the law enforcement industry to the military market seamlessly optimizes production efficiency while meeting shared needs



VirTra

Investment Considerations

Industry Leader

- Best-in-class de-escalation and judgmental use-of-force simulators
- Technology that addresses critical concerns, such as limited range training space and environmental considerations
- Alternatives are often too expensive, too unrealistic or too dangerous

Superior Technology

- Comprehensive solution integrates simulators, training content, firearms, Threat-Fire® and more, ensuring effective training delivered precisely where needed
- Extensive training content library and product line, all designed and manufactured in-house in the USA

Strong Financial Performance

- Organic revenue growth since 2005
- $13.3 million in cash[1]
- $16.4 million backlog[1]

1. *As of June 30, 2023*

Contact Us

VirTra, Inc.
www.virtra.com

Investor Relations
Matt Glover | Alec Wilson
Gateway Group
VTSI@gateway-grp.com
(949) 574-3860


VirTra

Appendix

Additional Officer Testimonials

"I **definitely feel better** about going out on the next call after being put through the paces in the VirTra system."

- O'Fallon Police Officer

"It's **not a one-time training tool** – the **opportunities are limitless.**"

– First Sergeant Joe Bice
Stafford County Sheriff's Office

"There are a lot of scenarios on the VirTra system that allow for us practicing de-escalation. If you do these things successfully, **you don't have to use force** – you can just talk a subject through the situation."

– Officer Matthew Austin, Omaha Police Department

Senior Management



Bob Ferris, Founder, Executive Chairman

Mr. Ferris founded Ferris Productions, Inc. in 1993 and, after the merger between Ferris Productions and GameCom in September 2001, he became CEO of the combined company, VirTra, in 2008. Mr. Ferris's vision was to create the most effective simulators in the world, and he helped create the ideas and attract the talent responsible for developing VirTra's market leading products. When he became CEO, VirTra had a depressed stock price and over $4 million in debt. He then led the company to become what it is today, having a strong market position, generating profits and possessing a solid balance sheet. He is an inventor on multiple patents and considered one of the top experts in the world at applying virtual reality and simulation technology to solve real world problems. Mr. Ferris attended the US Air Force Academy and received a degree in Systems Engineering from the University of Arizona.



John Givens, Director, Chief Executive Officer

John Givens has over 20 years of experience as a soldier, board member, entrepreneur and corporate executive. In 2010, Mr. Givens established the US company of BISim, and as president, took military simulation products from inception to production to the hands of trainees. Mr. Givens has achieved numerous awards and honors, including appointment to the board of directors of the National Center for Simulation (NCS), an association of defense companies, the "Pioneer Award" for outstanding contributions and innovations to the training and effectiveness of U.S. and overseas soldiers, sailors and airmen. Mr. Givens's most prized honor was receiving The Honorable Order of Saint Christopher from the Transportation Command for creating and implementing a pre-deployment convoy operation simulator and working directly with the soldiers before being deployed to Iraq and Afghanistan. Mr. Givens graduated from the Florida Institute of Technology and proudly served in the United States Army.



Alanna Boudreau, Chief Financial Officer

Alanna Boudreau has over 20 years of experience in managerial, financial and operating functions, most recently serving as group controller for The 600 Group PLC (AIM:SIXH), a publicly listed U.K.-based global industrial laser company. At The 600 Group, she oversaw all accounting activities for a business with over $30 million of revenues that included two manufacturing plants and offices in Orlando, Florida and United Kingdom. Prior to The 600 Group, Boudreau was an Accounting Manager at AdventHealth, a leading U.S.-based nonprofit health care company, where she oversaw accounting functions for 12 locations. Boudreau graduated Summa Cum Laude from the New York Institute of Technology, receiving a Bachelor of Science in Business Administration. She received an MBA from the University of Phoenix.

VirTra

Board of Directors

Jeffrey D. Brown, Independent Director

Mr. Brown has served as a director since 2011. He has been a Certified Public Accountant ("CPA") since 1993 and a financial planning service provider for over 12 years, performing financial services for a wide range companies. From 2002 to 2004, Mr. Brown was the Chief Financial Officer for Gold Canyon Candles, a provider of fragranced candles and accessories during a period of rapid growth in revenues. From 1990 to 1994, Mr. Brown was an auditor at Ernst & Young performing audits for a variety of organizations. Mr. Brown received a Bachelor of Science in Accounting from California State University, San Bernardino and his CPA designation in 1993.

Jim McDonnell, Independent Director

Jim McDonnell has served for over 40 years in the public safety profession and is one of the most respected police thought leaders in the country. He is the first person to have served in senior executive leadership positions in the three largest policing agencies in Los Angeles County: the Los Angeles County Sheriff's Department (LASD), the Los Angeles Police Department (LAPD), and the Long Beach Police Department (LBPD). McDonnell also is the founder of McDonnell Strategies group, which he founded in early 2019, advising clients across the nation on a diverse range of issues involving public safety and leadership development for an extensive variety of industries. Mr. McDonnell received a Bachelor of Science in Criminal Justice from St. Anslem College and a Master's Degree in Public Administration from the University of Southern California. He is also a graduate of the Federal Bureau of Investigation's National Executive Institute and has completed executive education programs at Harvard's Kennedy School of Government.

Gregg Johnson, Independent Director

Gregg C.E. Johnson, KM, LL.B., J.D. has served as CEO and was Director of Serenus Therapuetics, Inc. from its formation in May 2021. In July 2016, Gregg was one of the founding officers and directors of Vivos Therapeutics, Inc. (NASDAQ: VVOS), and was a director and Secretary of Vivos from July 2016 until March 2018, and later as a director from December 2019 through May 2020. Johnson has also served as the CEO of Upeva, Inc. since January 2017 which is a company that provides strategic business consulting to growing businesses. Among other transactions while at Upeva, Gregg was seconded to the management team of Harvest Health & Recreation, Inc. where he oversaw the restructuring, finance and go-public transaction that resulted in its listing on the Canadian Securities Exchange (CSE). Mr. Johnson received a Bachelor of Arts in Economics & Political Science from Red Deer Polytechnic as well as an LL.B and J.D. in law from York University.